Exhibit 10.45

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of June 10, 2014 by and between Daniel F. Carlson ("Executive") and American Sands Energy Corp., a Delaware corporation, for the purpose of amending the Amended and Restated Employment Agreement, dated as of May 1 5, 2013 (the "Original Agreement").

Whereas, the parties entered into the Original Agreement to secure the services of Executive;

Whereas, the Company and the Executive desire to amend the terms of the Original Agreement as provided herein;

Now, therefore, it is hereby agreed as follows:

1. Paragraph 3 shall be amended to read as follows:

TERM. The employment of the Executi ve by the Company pursuant to the provisions of this Agreement shall commence on the effective date hereof and will end on June 30, 2015, unless sooner terminated as provided herein; provided, however, that if the board determines in good faith that it i s in the best interests of the Company to hire a Chief Financial Officer with experience in the mining or oil and gas industries, the Company may terminate the Original Agreement and this Amendment on sixty (60) days written notice.

2. Paragraph 4 shall be amended to read as follows:

POSITIONS AND DUTiES. The Executive shall serve as Vice President, Chief Financial Officer of the Company. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned by the Chief Executive Officer and the Board. The Executive shall devote his full time and attention to the business and affairs of the Company.

3. Except as set forth herein, all other terms of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

American Sands Energy Corp.	Executive

By: /s/ William Gibbs	BY: /s/ Daniel F.Carlson
NAME: William Gibbs	Daniel F. Carlson
TITLE: Chief Executive Officer